Exhibit 10.1

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) is made and entered into effectively as of July 14, 2023 (the “Effective Date”), by and among SRIRAMA Associates, LLC, a Delaware limited liability company (the “Acquirer”), PowerUp Acquisition Corp., a Cayman Islands exempted company (“SPAC”), and PowerUp Sponsor LLC, a Delaware limited liability company (“Sponsor”) (each a “Party” and, collectively, the “Parties”).

WHEREAS, SPAC is a special purpose acquisition company that closed on its initial public offering on February 17, 2022, and SPAC must complete an initial business combination by May 23, 2024;

WHEREAS, as of the date of this Agreement, SPAC has not completed or announced a business combination;

WHEREAS, Sponsor owns 7,187,500 Class A Ordinary Shares, par value $0.0001 per share (“Class A Ordinary Share”), and 9,763,333 warrants (“Private Placement Warrants”), each exercisable for one Class A Ordinary Share (collectively, the “SPAC Securities”);

WHEREAS, Acquirer approached the SPAC and Sponsor with a proposal to take control of the SPAC and use Acquirer’s best efforts to identify a suitable partner and consummate a business combination;

WHEREAS, the SPAC and Sponsor have determined that the Acquirer offers the SPAC the best chance to consummate a business combination and that it is in the best interests of the SPAC and Sponsor to enter into this Agreement; and

WHEREAS, in accordance with the terms and conditions of this Agreement, Acquirer will purchase (x) 4,317,500 Class A Ordinary Shares and (y) 6,834,333 Private Placement Warrants (collectively, the “Purchased SPAC Securities”) from Sponsor in exchange for a total purchase price of One Dollar ($1.00) (the “Purchase Price”) payable at the time of the initial business combination.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreement contained in this Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.             Purchase and Sale.

(a)             The total Purchase Price shall be paid as follows: One Dollar ($1.00) shall be due on the date on which a business combination is completed.

(b)             Upon satisfaction or waiver of the conditions to closing of the transactions contemplated by this Agreement, (i) Sponsor shall transfer, deliver, and assign to Acquirer the Purchased SPAC Securities, free and clear of all liens and encumbrances, other than those contained in the Insider Letter (as defined below) and the Underwriting Agreement (as defined below); and (ii) SPAC shall record such transfer in its books and records. Following the transfer of the Purchased SPAC Securities to Acquirer, the Sponsor will continue to hold 2,870,000 Class A Ordinary Shares and 2,929,000 Private Placement Warrants; provided, that 750,000 of such Class A Ordinary Shares shall be subject to transfer in accordance with the certain non-redemption agreements entered into by and among SPAC, Sponsor and the investors signatory thereto in April and May 2023.

(c)             Subject to the closing conditions of this Agreement, the closing of the transactions contemplated herein shall take place on August 18, 2023, or on such other date as the Parties agree in writing.

2.             Assumption of Obligations. In addition to the payment of the Purchase Price, Acquirer shall also assume the following obligations: (i) to cause SPAC to, and the SPAC shall, satisfy all of its public company reporting requirements, (ii) to cause the SPAC to, and the SPAC shall, pay the D&O insurance premiums, and take all other steps necessary to maintain D&O coverage for all persons currently covered by the SPAC’s D&O insurance policy, upon the same terms as those set forth in the binder attached as Exhibit A, through the closing of the business combination (iii) to cause the SPAC to, and the SPAC shall, obtain D&O tail coverage of at least the same level, and upon the same terms, as the SPAC’s existing D&O insurance policy, (iv) cause the SPAC to, and the SPAC shall, pay all outstanding legal fees owed by SPAC at or before the closing of a business combination involving the SPAC, (v) to cause the SPAC to, and the SPAC shall, assume the Administrative Services Agreement dated February 17, 2022, between the SPAC and the Sponsor, along with the outstanding balance due thereunder in the amount of One Hundred Eighty-Two Thousand, Six Hundred Eighty-Nine Dollars ($182,689.00) as of the date of this Agreement, and (vi) perform all other obligations of Sponsor related to the SPAC.

3.             Management; Indemnity and Insurance. Acquirer shall replace SPAC’s current directors and officers with any such directors and officers as Acquirer may select in its sole discretion. Accordingly, at the request of Acquirer, SPAC shall take such actions as necessary to effectuate the removal and replacement of SPAC’s existing directors and officers, and the existing directors and officers of SPAC shall resign from their respective positions simultaneous with the closing hereunder. Acquirer further agrees, and agrees to cause the SPAC, not to, and the SPAC shall not, change or modify the indemnity and insurance coverage for SPAC’s directors and officers set forth in SPAC’s charter.

4.             Liabilities. SPAC confirms to Acquirer that as of the date of this Agreement, all amounts due to third parties are set forth on Exhibit B to this Agreement. Sponsor represents that the SPAC Securities represent all the of the outstanding securities of SPAC held by Sponsor.

5.             Limitation on Transfer; Anti-Dilution. Acquirer acknowledges and agrees that the SPAC Securities are subject to the limitations on transfer set forth in Section 9 of this Agreement. Furthermore, the SPAC Securities to be held by Sponsor following the transfer of the Purchased SPAC Securities to Acquirer shall not be subject to any reduction, forfeiture, further transfer or other adjustment that negatively impacts the economic benefits of Sponsor.

6.             Title. Sponsor represents and warrants to Acquirer that Sponsor has good and marketable title to the SPAC Securities free and clear of all liens and encumbrances, other than those pursuant to the Underwriting Agreement and the Insider Letter and that, upon updating the records of ownership, Acquirer will have good and marketable title to the Purchased SPAC Securities, subject to the terms and conditions applicable to the SPAC Securities pursuant to the Underwriting Agreement and the Insider Letter.

7.             Closing Conditions. The obligations of Sponsor to consummate the sale of the Purchased SPAC Securities contemplated hereby are subject to the satisfaction, or written waiver by the Sponsor, of the following conditions:

(a)             The board of directors of SPAC shall have approved such transfer;

(b)             The members of the Sponsor shall have approved such transfer in accordance with the operating agreement of the Sponsor;

(c)             The underwriters in the SPAC’s initial public offering shall have waived their rights under the Underwriting Agreement, dated February 17, 2022, by and between SPAC and Citigroup Global Markets Inc., as representative of the several underwriters (the “Underwriting Agreement”), to allow such transfer;

(d)             The SPAC shall have filed its Form 10-Q for the quarter ending June 30, 2023.

8.             Representations and Warranties. Each Party hereby represents and warrants to each other Party as of the Effective Date and as of the date of closing that:

(a)             such Party has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder, subject to, (i) in the case of SPAC, to obtaining the approval from the board of directors of the SPAC, and (ii) in the case of the Sponsor, to obtaining the approval from its members;

(b)             the execution, delivery and performance by the Party of this Agreement and the consummation of the transfer have been duly authorized by all necessary action on the part of the relevant Party, subject to, (i) in the case of SPAC, to obtaining the approval from the board of directors of the SPAC, and (ii) in the case of the Sponsor, to obtaining the approval from its members;

(c)             this Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity;

(d)             SPAC and Sponsor have received all third-party consents to the transfer of the Purchased SPAC Securities and such consents have been shared with Acquirer, subject to obtaining the waiver from the underwriters pursuant to the Underwriting Agreement; and

(e)             No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from any Party in connection with the transfer contemplated by this Agreement.

9.             Acknowledgements. Each Party acknowledges and agrees that the transfer has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities laws and Acquirer represents that it:

(a)             is acquiring the Purchased SPAC Securities pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws;

(b)             will not sell or otherwise dispose of any of the Purchased SPAC Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws and in accordance with any limitations set forth in any agreements described in the Letter Agreement, dated February 22, 2022, by and among SPAC, its officers, directors and the Sponsor (the “Insider Letter”);

(c)             has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Purchased SPAC Securities and of making an informed investment decision, and has conducted a review of the business and affairs of SPAC that it considers sufficient and reasonable for purposes of making the transfer; and

(d)             is an “accredited investor” (as defined by Rule 501 of the Securities Act).

10.           Voting. The Sponsor acknowledges and agrees that Section 1 titled “Proposed Business Combination” set forth in the Insider Letter shall continue to apply to the SPAC Securities held by the Sponsor. The Sponsor agrees that if the SPAC seeks shareholder approval of a proposed initial business combination, then in connection with such proposed initial business combination, it shall vote all Shares (as defined in the Insider Letter) owned by Sponsor in favor of such proposed initial business combination (including any proposals recommended by the Board in connection with such proposed initial business combination) and not redeem any Shares held by it in connection with such shareholder approval. The Sponsor agrees not to distribute assets of Sponsor to the members of the Sponsor until the SPAC consummates an initial business combination.

11.           Release. Each of the SPAC and the Acquirer hereby releases the Sponsor, its officers, directors and members, and each director and officer of the SPAC resigning pursuant to this Agreement (the “Released Parties”), from any claims it may have now or in the future, whether contractual, statutory or otherwise, against any of the Released Parties relating to the SPAC or its securities, including, without limitation, (i) the formation of the SPAC, and (ii) the operations of the SPAC, provide that the foregoing shall not be construed as a waiver or release of any rights under this Agreement or any of the agreements executed in connection herewith.

12.           Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

13.           Titles and Headings. The titles and section headings in this Agreement are included strictly for convenience purposes.

14.           No Waiver. It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

15.           Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

16.           WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

17.           Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either Party, unless mutually approved in writing.

18.           Counterparts. This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

19.           Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email or other electronic means, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice.

If to Acquirer:	SRIRAMA Associates, LLC
515 Madison Ave, Suite 880
New York, New York 10022
Attn: Suren Ajjarapu
Email: suren@SriramaAssociatesLLC.onmicrosoft.com

With a copy to:	Dykema Gossett PLLC
111 E Kilbourn Ave, Suite 1050
Milwaukee, WI 53202
Attn: Kate Bechen
Email: kbechen@dykema.com

If to SPAC:	PowerUp Acquisition Corp.
188 Grand Street, Unit #195
New York, NY 10013
Attn: Suren Ajjarapu
Email: suren@SriramaAssociatesLLC.onmicrosoft.com

With a copy to:

If to Sponsor:	PowerUp Sponsor LLC
188 Grand Street, Unit #195
New York, NY 10013
Attn: Gabriel Schillinger
Email: gs@powerupacq.com

With a copy to:	McDermott Will & Emery LLP
One Vanderbilt Ave.
New York, NY 10017-3852
Attn: Ari Edelman
Email: aedelman@mwe.com

20.           Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

21.           Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

22.           Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered, all as of the Effective Date.

ACQUIRER:

SRIRAMA Associates, LLC

By:	/s/ Suren Ajjarapu
Name: Suren Ajjarapu
Title: Managing Member

SPAC:

PowerUp Acquisition Corp.

By:	/s/ Jack Tretton
Name: Jack Tretton
Title: Chief Executive Officer

and

By:	/s/ Bruce Hack
Name: Bruce Hack
Title: Executive Chairman

SPONSOR:

PowerUp Sponsor LLC

By:	/s/ Gabriel Schillinger
Name: Gabriel Schillinger
Title: Managing Member

and

By:	/s/ Bruce Hack
Name: Bruce Hack
Title: Managing Member

[Signature Page to Purchase Agreement]